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                                                                      EXHIBIT 21

         Subsidiaries
         ------------

1.       R.C. Cobb, Inc.
2.       Cobb Finance Corp.
3.       Regal Investment Company
4.       Act III Cinemas, Inc.
5.       Act III Theatres, Inc.
6.       A 3 Theatres of Texas, Inc.
7.       A 3 Theatres of San Antonio, Ltd.
8.       General American Theatres, Inc.
9.       Broadway Cinemas, Inc.
10.      TEMT Alaska, Inc.
11.      JR Cinemas, Inc.
12.      Eastgate Theatres, Inc.
13.      Regal Cinemas Holdings, Inc.
14.      Regal Cinemas Group, Inc.